CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of CleanSpark, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2019 filed with the Securities and Exchange Commission (the “Report”), I, Zachary Bradford, Chief Executive Officer of the Company, and I, Lori Love, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Zachary Bradord
Name:	Zachary Bradford
Title:	Chief Executive Officer,
Date:	December 16, 2019

By:	/s/ Lori Love
Name:	Lori Love
Title:	Chief Financial Officer
Date:	December 16, 2019

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.